UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8‑K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 19, 2013
(Date of earliest event reported)

RF Micro Devices, Inc.
(Exact name of registrant as specified in its charter)

North Carolina	0-22511	56-1733461
(State or Other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation)	Number)	Identification No.)

7628 Thorndike Road
Greensboro, North Carolina 27409-9421
(Address of principal executive offices)
(Zip Code)

(336) 664-1233
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

Item 2.05 Costs Associated with Exit or Disposal Activities.

This Amendment No. 1 to the Current Report on Form 8-K filed on March 25, 2013 (the “Original Form 8-K”) is being filed by RF Micro Devices, Inc. (“RFMD”) to provide information that was not available at the time of filing of the Original Form 8-K.

In the Original Form 8-K, RFMD announced a new gallium arsenide (“GaAs”) sourcing strategy and RFMD's intention to phase out manufacturing in its Newton Aycliffe, UK-based GaAs pseudomorphic high electron mobility transistor (“pHEMT”) facility and transition most GaAs manufacturing to its GaAs heterojunction bipolar transistor (“HBT”) facility in Greensboro, NC (“the Manufacturing Restructuring”). At the time of filing of the Original Form 8-K, RFMD was unable in good faith to provide more detailed estimates of all of the costs expected to be incurred as a result of this Manufacturing Restructuring. In accordance with Item 2.05 of Form 8-K, RFMD is filing this Amendment No. 1 to provide more detail regarding these estimates of RFMD's anticipated costs.

In connection with this Manufacturing Restructuring, RFMD anticipates that it will record total restructuring charges of approximately $14.0 million to $23.0 million, which consist of approximately $1.0 million to $4.0 million related to employee termination benefits, approximately $12.0 million to $15.0 million related to impaired assets, and approximately $1.0 million to $4.0 million of expenditures related to costs to consolidate and close the Newton Aycliffe facility. Of these amounts, approximately $12.0 million to $15.0 million relates to non-cash charges and approximately $2.0 million to $8.0 million relates to cash expenditures. RFMD recognized certain of these non-cash charges and cash expenditures during its fourth fiscal 2013 quarter and expects to recognize the majority of the remainder by the end of its fiscal year 2014.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements about our plans to consolidated and close the Newton Aycliffe facility. These statements involve risks and uncertainties, and actual results may differ materially from our expectations. The potential risks and uncertainties that could cause actual results to differ from the results predicted include, among others, whether we will be able to find a buyer for the facility, and the timing and terms of any such sale. Other risks and uncertainties that can affect our performance are included under the captions “Risk Factors” and “Management's Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the year ended March 31, 2012 and our most recent Quarterly Report on Form 10-Q for the quarter ended December 29, 2012, which are on file with the SEC and are available on our website at www.rfmd.com and on the SEC website at www.sec.gov. All information provided in this Current Report on Form 8-K is as of April 29, 2013, and we undertake no duty to update this information unless required by law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RF Micro Devices, Inc.

By:/s/ William A. Priddy, Jr.
William A. Priddy, Jr.
Chief Financial Officer, Corporate
Vice President of Administration and Secretary

Date:    April 29, 2013